UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 20, 2007

Date of Report (Date of earliest event reported)

Captaris, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-25186	91-1190085
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 400 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 455-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2007, the Board of Directors of Captaris, Inc. (the “Company”) approved an amendment to add new Section 6.7 to the Company’s Amended and Restated Bylaws (“Bylaws”) to authorize the Company’s Board of Directors to issue shares of any or all of the Company’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Company. The amendment to the Bylaws enables the Company to be eligible for participation in the Direct Registration System as required by Nasdaq Rule 4350(l). The Direct Registration System allows shareholders to hold shares without the issuance of physical certificates and allows shares to be transferred between a transfer agent and a broker electronically without the need to transfer physical certificates. The amendment to the Bylaws becomes effective on September 20, 2007.

A copy of the amendment to the Bylaws is attached hereto as Exhibit 3(ii) and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3(ii)	Form of Amendment to the Amended and Restated Bylaws of Captaris, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Captaris, Inc.

Dated: September 25, 2007	By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer